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                                                                   Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333-76399) pertaining to the Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Purchase Plan, as amended and restated, the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan and the Accredo Health, Incorporated Long-Term Incentive Plan of our report dated August 9, 1999, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated, included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                 /s/Ernst & Young LLP

Memphis, Tennessee
September 23, 1999